Exhibit 99.1

Twelve Seas Investment Company Signs Agreement to Combine with a UAE Company

NEW YORK, NY, April 15, 2019 (GlobeNewswire) – Twelve Seas Investment Company (“Twelve Seas”) (previously NASDAQ:TWLV and currently NASDAQ:BROG), a company formed for the purpose of entering into a business combination, and a United Arab Emirates (UAE) company in the oil storage and services business, announced they have executed today a business combination agreement (“BC Agreement”).

Pursuant to the BC Agreement, Twelve Seas will engage in a merger involving a newly formed Cayman Islands holding company and the combined company (referred to herein together as Twelve Seas) will acquire 100% of the issued and outstanding shares of the UAE company in a transaction valued at approximately $1 billion (the “Transaction”). In the Transaction, the UAE company will become a wholly-owned subsidiary of Twelve Seas, and the post-transaction business of the combined company will be that of the UAE company. Twelve Seas expects the Transaction to close at the end of the second quarter 2019 or early third quarter of 2019, subject to certain closing conditions. One significant closing condition requires that Twelve Seas will have net cash proceeds at closing (after payment of expenses and redemptions from Twelve Seas’ trust account), including any proceeds of any new equity financings (“Closing Proceeds”), in excess of $125 million. In addition, the Transaction closing is subject to the approval of the shareholders of Twelve Seas and the shareholders of the UAE company, as well as certain other third parties.

Pursuant to the BC Agreement, the shareholders of the UAE company will sell 100% of its equity interests to Twelve Seas in exchange for total consideration of 100.0 million Twelve Seas ordinary shares, provided that at the election of the UAE company, up to 40% of the Closing Proceeds may be paid as cash consideration instead of Twelve Seas shares. All cash remaining in Twelve Seas at the closing of the Transaction is expected to be used for the UAE company’s growth. If no Twelve Seas shareholders elect to redeem their shares, and there is no election by the UAE company for cash consideration in lieu of shares, then current shareholders of the UAE company will hold approximately 78% of the issued and outstanding shares, and current shareholders of Twelve Seas will hold approximately 22% of the issued and outstanding shares. A total of 20.0 million of the 100.0 million ordinary shares being issued to the UAE company shareholders will be placed into escrow and subject to release upon the UAE company satisfying certain milestones.

The UAE company, Brooge Petroleum and Gas Investment Company (“BPGIC”), was founded in 2013 to capitalize on an anticipated need for oil storage capacity at the Port of Fujairah, in the UAE, which was anticipated to become an important oil hub. Today, the Port of Fujairah is one of the most attractive storage hubs and a key strategic trading node globally. Twelve Seas’ management believes that BPGlC’s award winning state-of-the-art terminals offer the industry’s most advanced technologies, ensuring the highest level of service to clients. BPGIC is developing terminals in phases and aims to have a total capacity of 1 million m^3 following the scheduled completion of the second phase of construction by late Q2 or early Q3 in 2020.

Following the closing of the Transaction, BPGIC will continue to be led by its current management team with Mr. Nicolaas Paardenkooper as Chief Executive Officer, Miss. Lina Saheb, as Chief Strategy Officer, and Faisal El Selim as Chief Marketing Officer. BPGIC will remain headquartered in Fujairah, UAE.

Mr. Bryant Edwards, COO and Director of Twelve Seas, said, “This transaction represents an exciting opportunity for foreign public investors, and specifically those that invest in Nasdaq company stocks, to invest directly into the dynamic and growing oil and gas infrastructure sector within the UAE. Today’s announcement comes less than two months after the investment by the global investment firms of KKR and Blackrock, who purchased cash flow streams derived from national pipelines in the UAE. Through BPGIC’s NASDAQ listing, investors can have a direct ownership interest in an exciting company with exposure to the same growing oil and gas infrastructure in the UAE.”

Mr. Nicolaas Paardenkooper, CEO of BPGIC commented, “We are excited to enter into this agreement with Twelve Seas as it provides us with the ability to enter the US capital markets and provide this unique opportunity to investors globally. The US capital markets are the largest in the world and include sophisticated investors with large investments in similar public companies within our industry. We look forward to the opportunity to demonstrate our industry leading operations in the emerging global hub for oil at the Port of Fujairah in the UAE. This transaction enables BPGIC to continue its exciting growth and accelerate future opportunities.”

Key Transaction Terms and Details

Pursuant to the BC Agreement, Twelve Seas will merge with a newly formed Cayman Islands merger subsidiary of Brooge Holdings Limited, a newly formed Cayman Islands holding company (“Pubco”), pursuant to which the Twelve Seas securityholders will receive substantially identical securities of Pubco in the merger and Twelve Seas will become a wholly-owned subsidiary of Pubco, and simultaneously Pubco will acquire 100% of the issued and outstanding shares of BPGIC. It is expected that 100% of the transaction consideration will be newly issued ordinary shares of Pubco, except to the extent BPGIC exercises its right to elect for BPGIC shareholders to receive up to 40% of the Closing Proceeds in cash, in lieu of shares. All remaining Closing Proceeds are expected to be used for BPGIC’s internal growth. Upon closing of the transaction, BPGIC shareholders will receive approximately 100.0 million in shares as consideration (unless BPGIC makes the cash consideration election), with 20.0 million thereof placed into escrow and subject to achievement of certain milestones to be mutually agreed to.

Advisors

EarlyBirdCapital, Inc. is acting as exclusive financial and capital markets advisor to Twelve Seas Investment Company and Ellenoff Grossman & Schole LLP is acting as its legal advisors.

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K&L Gates is acting as legal advisors to BPGIC.

Maples & Calder is acting as Cayman Islands legal counsel for the transaction.

About Twelve Seas Investment Company

Twelve Seas Investment Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Twelve Seas Investment Company is led by Chairman Neil Richardson, Chief Executive Officer Dimitri Elkin, Chief Operating Officer Bryant B. Edwards, President Stephen A. Vogel, and Chief Financial Officer Stephen N. Cannon.

About Brooge Petroleum and Gas Investment Company

Established in 2013, BPGIC is an independent oil storage provider, strategically located in the Emirate of Fujairah within the UAE. The Port of Fujairah is one of the most attractive storage hubs and a key strategic trading node globally. BPGlC's terminals are award winning state-of-the-art facilities and offer the industry’s most advanced technologies, ensuring the highest level of service to clients.

BPGIC’s current terminal is located at a prime location in close proximity to the Port of Fujairah’s berth connection points. BPGIC is developing terminals in phases and aims to have a total capacity of 1 million m^3 following the completion of the second phase of construction. Phase I commenced operations in January 2018 with 0.4 million m^3 of capacity. The terminals are capable of storing fuel oil and clean products. Phase II is currently under construction and expected to be operational in late Q2 or early Q3 in 2020. Upon completion of Phase II, there will be total capacity of 0.6 million m^3, and capability to store crude oil, fuel oil and clean products. The design of Phase II will enable efficient loading and unloading of VLCC vessels (very large crude carriers).

The Company also focuses on value added services to its customers including: Blending, Heating, Inter-bank transfer and throughput transfer. BPGIC is fully compliant with current environmental standards. Since commencement of operations, BPGIC has had an impeccable safety and environmental track record. BPGIC is ISO 9001, ISO 14001 and OHSAS 18001 certified and is IMO 2020 compliant.

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Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Twelve Seas, BPGIC, Pubco and their respective affiliates, from time to time may contain, "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Twelve Seas's, BPGIC's and Pubco’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "might" and "continues," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Twelve Seas's, BPGIC's and Pubco’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of the closing conditions to the Transaction and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Twelve Seas, BPGIC or Pubco and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of BC Agreement; (2) the inability to complete the BC Agreement, including due to failure to obtain approval of the shareholders of Twelve Seas or other conditions to closing in the Transaction agreement; (3) delays in obtaining or the inability to obtain any necessary regulatory approvals required to complete the transactions contemplated by the BC Agreement; (4) the inability to obtain or maintain the listing of the post-acquisition company's ordinary shares on NASDAQ following the Transaction; (5) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (6) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Transaction; (8) changes in applicable laws or regulations; (9) the possibility that BPGIC, Pubco or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties to be identified in Twelve Seas's and Pubco’s proxy statement (when available) relating to the Transaction, including those under "Risk Factors" therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Twelve Seas, BPGIC and Pubco. Twelve Seas, BPGIC and Pubco caution that the foregoing list of factors is not exclusive. Twelve Seas, BPGIC and Pubco caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. None of Twelve Seas, BPGIC or Pubco undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the proposed Transaction will be completed, nor can there be any assurance, if the Transaction is completed, that the potential benefits of combining the companies will be realized. The description of the Transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the Transaction, copies of which will be filed by Twelve Seas with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

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Additional Information and Where to Find It

In connection with the transaction described herein, Twelve Seas will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Twelve Seas will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Transaction. INVESTORS AND SECURITY HOLDERS OF TWELVE SEAS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT TWELVE SEAS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TWELVE SEAS, BPGIC AND THE TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Twelve Seas with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Twelve Seas Investment Company at 135 E 57th St. 18th Floor, New York, New York 10022.

Participants in Solicitation

Twelve Seas, BPGIC, Pubco and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Twelve Seas ordinary shares in respect of the proposed Transaction. Information about Twelve Seas’s directors and executive officers and their ownership of Twelve Seas’s ordinary shares is set forth in Twelve Seas Investment Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed Transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

For investor and media inquiries, please contact:

Investor Relations

The Equity Group Inc.

Fred Buonocore – (212) 836-9607 / fbuonocore@equityny.com

Kevin Towle – (212) 836-9620 / ktowle@equityny.com

Stephen N Cannon

Chief Financial Officer

Twelve Seas Investment Company

Email: info@twelveseascapital.com

SOURCE Twelve Seas Investment Company

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